UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)

July 29, 2011

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

(b) On July 29, 2011, Sheli Z. Rosenberg resigned as a director of General Growth Properties, Inc. (the “Company”), effective immediately. At the time of her resignation, Ms. Rosenberg was chair of our Nominating and Governance Committee and a member of our Compensation Committee.

(d)  On July 29, 2011, the Company’s board of directors appointed Mark R. Patterson to the board of directors of the Company.  Mr. Patterson is currently Chairman and Chief Executive Officer of Boomerang Systems, Inc., a manufacturer of automated robotic parking and storage systems, where he has been employed since June of 2010.  Mr. Patterson joined Merrill Lynch in 2005 and was a Managing Director and Head of Real Estate Global Principal Investments when he left in 2009.  Mr. Patterson’s term expires at the 2012 annual meeting of the Company’s stockholders.  Mr. Patterson is entitled to the same compensation, director indemnity and insurance and other benefits as are accorded to the non-employee directors of the Company as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2011.

There is no arrangement or understanding between Mr. Patterson and any other person pursuant to which he was elected as a director.  There are no relationships between Mr. Patterson and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing Ms. Rosenberg’s resignation and Mr. Patterson’s appointment, a copy of which is being furnished as Exhibit 99.1 to this report, which is hereby incorporated and referenced.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Press release dated August 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: August 2, 2011

EXHIBIT INDEX

Exhibit Number	Name

99.1	Press release dated August 2, 2011.